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                                                                   EXHIBIT 10.24





                  The CORPORATEplan for Retirement Select Plan

                                       of

                           Wynn's International, Inc.



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                                    PREAMBLE

It is the intention of the Employer to establish herein an unfunded plan maintained solely for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA.


ARTICLE 1. ADOPTION AGREEMENT.

ARTICLE 2. DEFINITIONS.

2.01 DEFINITIONS.

      (a) Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

                  (1) "Account" means an account established on the books of the Employer for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains or losses included thereon.

                  (2) "Administrator" means the Employer adopting this Plan, or other person designated by the Employer in Section 1.01(b).

                  (3) "Adoption Agreement" means Article 1 under which the Employer establishes and adopts or amends the Plan and designates the optional provisions selected by the Employer. The provisions of the Adoption Agreement shall be an integral part of the Plan.

                  (4) "Beneficiary" means the person or persons entitled under
                  Section 7.02 to receive benefits under the Plan upon the death of a Participant.

                  (5) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (6) "Compensation" shall mean for purposes of Article 4 (Contributions) wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Section 6041(d) and 6051(a)(3) of the Code, excluding any items elected by the Employer in Section 1.04, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 402(a)(8), 402(h), or 403(b) of the Code. Compensation must be determined without regard



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                  to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the
                  Code).

                           Compensation shall generally be based on the amount
                  that would have been actually paid to the Participant during the Plan Year but for an election under Section 4.01.

                           In the case of any Self-Employed Individual or an
                  Owner-Employee Compensation shall mean the Individual's Earned Income.

                  (7) "Earned Income" means the net earnings of a Self-Employed Individual derived from the trade or business with respect to which the Plan is established and for which the personal services of such individual are a material income-providing factor, excluding any items not included in gross income and the deductions allocated to such items, except that for taxable years beginning after December 31, 1989 net earnings shall be determined with regard to the deduction allowed under
                  Section 164(f) of the Code, to the extent applicable to the Employer. Net earnings shall be reduced by contributions of the Employer to any qualified plan, to the extent a deduction is allowed to the Employer for such contributions under
                  Section 404 of the Code.

                  (8) "Employee" means any employee of the Employer, Self-Employed Individual or Owner-Employee.

                  (9) "Employer" means the employer named in Section 1.02(a) and any Related Employers designated in Section 1.02(b).

                  (10) "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service.

                  (11) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

                  (12) "Fidelity Fund" means any Registered Investment Company which is made available to plans utilizing the CORPORATEplan for Retirement Select Plan.

                  (13) "Fund Share" means the share, unit, or other evidence of ownership in a Fidelity Fund.



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                  (14) "Hour of Service" means, with respect to any Employee,

                           (A) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period in which the duties were performed;

                           (B) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or Related Employer (including payments made or due from a trust fund or insurer to which the employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the Employee for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

                              (i) No more that 501 Hours of Service shall be credited under this paragraph (B) on account of any single continuous period during which the Employee performs no duties;

                              (ii) Hours of Service shall not be credited under this paragraph (B) for a payment which solely reimburses the Employee for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws; and

                              (iii) If the period during which the Employee performs no duties falls within two or more computation periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees; and

                           (C) Each hour not counted under paragraph (A) or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer or a Related Employer, each such hour to be credited to the Employee for the computation period to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.



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                                    For purposes of determining Hours of
                           Service, Employees of the Employer and of all Related Employers will be treated as employed by a single employer. For purposes of paragraphs (B) and (C) above, Hours of Service will be calculated in accordance with the provisions of Section 2530.200b-2(b) of the Department of Labor regulations, which are incorporated herein by reference.

                                    Solely for purposes of determining whether a
                           break in service for participation purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service that otherwise would have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases in the following computation period.

                  (15) "Normal Retirement Age" means the normal retirement age specified in Section 1.06(a) of the Adoption Agreement.

                  (16) "Owner-Employee" means, if the Employer is a sole proprietorship, the individual who is the sole proprietor, or if the Employer is a partnership, a partner who owns more than 10 percent of either the capital interest or the profits interest of the partnership.

                  (17) "Participant" means any Employee who participates in the Plan in accordance with Article 3 hereof.

                  (18) "Plan" means the plan established by the Employer as set forth herein as a new plan or as an amendment to an existing plan, by executing the Adoption Agreement, together with any and all amendments hereto.

                  (19) "Plan Year" means the 12-consecutive month period designated by the Employer in Section 1.01(d).



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                  (20) "Registered Investment Company" means any one or more corporations, partnerships or trusts registered under the Investment Company Act of 1940 for which Fidelity Management and Research Company serves as investment advisor.

                  (21) "Related Employer" means any employer other than the Employer named in Section 1.02(a), if the Employer and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Section 414(o).

                  (22) "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

                  (23) "Trust" means the trust created by the Employer.

                  (24) "Trust Agreement" means the agreement between the Employer and the Trustee, as set forth in a separate agreement, under which assets are held, administered, and managed subject to the claims of the Employer's creditors in the event of the Employer's insolvency, until paid to Plan Participants and their Beneficiaries as specified in the Plan.

                  (25) "Trust Fund" means the property held in the Trust by the Trustee.

                  (26) "Trustee" means the corporation or individuals appointed by the Employer to administer the Trust in accordance with the Trust Agreement.

                  (27) "Years of Service for Vesting" means, with respect to any Employee, the number of whole years of his periods of service with the Employer or a Related Employer (the elapsed time method to compute vesting service), subject to any exclusions elected by the Employer in Section 1.07(b). An Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's Employment Commencement Date and ending on the date a break in service begins, unless any such years are excluded by Section 1.07(b). An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                           In the case of a Participant who has 5 consecutive
                  1-year breaks in service, all years of service after such breaks in service will be disregarded for the purpose of vesting the Employer-derived account balance that



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                  accrued before such breaks, but both pre-break and post-break service will count for the purposes of vesting the Employer-derived account balance that accrues after such breaks. Both accounts will share in the earnings and losses of the fund.

                           In the case of a Participant who does not have 5
                  consecutive 1-year breaks in service, both the pre-break and post-break service will count in vesting both the pre-break and post-break employer-derived account balance.

                           A break in service is a period of severance of at
                  least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

                           In the case of an individual who is absent from work
                  for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                           If the Plan maintained by the Employer is the plan of
                  a predecessor employer, an Employee's Years of Service for Vesting shall include years of service with such predecessor employer. In any case in which the Plan maintained by the Employer is not the plan maintained by a predecessor employer, service for such predecessor shall be treated as service for the Employer to the extent provided in Section 1.08.

      (b) Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise.

ARTICLE 3. PARTICIPATION.

3.01. DATE OF PARTICIPATION. An eligible Employee (as set forth in Section 1.03(a)) will become a Participant in the Plan on the first Entry Date after which he becomes an eligible Employee if he has filed an election pursuant to
Section 4.01. If the eligible Employee does not file an election pursuant to
Section 4.01 prior to his first Entry Date, then the eligible Employee will become a Participant in the Plan as of the first day of a Plan Year for which he has filed an election.



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3.02. RESUMPTION OF PARTICIPATION FOLLOWING RE-EMPLOYMENT. If a Participant
ceases to be an Employee and thereafter returns to the employ of the Employer he will again become a Participant as of an Entry Date following the date on which he completes an Hour of Service for the Employer following his re-employment, if he is an eligible Employee as defined in Section 1.03(a), and has filed an election pursuant to Section 4.01.

3.03 CESSATION OR RESUMPTION OF PARTICIPATION FOLLOWING A CHANGE IN STATUS. If any Participant continues in the employ of the Employer or Related Employer but ceases to be an eligible Employee as defined in Section 1.03(a), the individual shall continue to be a Participant until the entire amount of his benefit is distributed; however, the individual shall not be entitled to make Deferral Contributions or receive an allocation of Matching contributions during the period that he is not an eligible Employee. Such Participant shall continue to receive credit for service completed during the period for purposes of determining his vested interest in his Accounts. In the event that the individual subsequently again becomes an eligible Employee, the individual shall resume full participation in accordance with Section 3.01.

ARTICLE 4. CONTRIBUTIONS.

4.01. DEFERRAL CONTRIBUTIONS. Each Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by a specified percentage not exceeding the percentage set forth in Section 1.05(a) and equal to a whole number multiple of one (1) percent. Such agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to all services performed in a Plan Year subsequent to the filing of such an election. An election once made will remain in effect until a new election is made. A new election will be effective as of the first day of the following Plan Year and will apply only to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election. The Employer shall credit an amount to the account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may a salary reduction agreement be adopted retroactively. A Participant may not revoke a salary reduction agreement for a Plan year during that year.

4.02. MATCHING CONTRIBUTIONS. If so provided by the Employer in Section 1.05(b), the Employer shall make a Matching Contribution to be credited to the account maintained on behalf of each Participant who had Deferral Contributions made on his behalf during the year and who meets the requirement, if any, of Section 1.05(b)(3). The amount of the Matching Contribution shall be determined in accordance with Section 1.05(b).

4.03. TIME OF MAKING EMPLOYER CONTRIBUTIONS. The Employer will from time to time make a transfer of assets to the Trustee for each Plan Year. The Employer shall provide the Trustee with information on the amount to be credited to the separate account of each Participant maintained under the Trust.



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ARTICLE 5. PARTICIPANTS' ACCOUNTS.

5.01. INDIVIDUAL ACCOUNTS. The Administrator will establish and maintain an Account for each Participant which will reflect Matching and Deferral Contributions credited to the Account on behalf of the Participant and earnings, expenses, gains and losses credited thereto, and deemed investments made with amounts in the Participant's Account. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account values at least once each Plan Year.

ARTICLE 6. INVESTMENT OF CONTRIBUTIONS.

6.01. MANNER OF INVESTMENT. All amounts credited to the Accounts of Participants shall be treated as though invested and reinvested only in eligible investments selected by the Employer in Section 1.11(b).

6.02. INVESTMENT DECISIONS. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer or by each Participant, or both, in accordance with the Employer's election in
Section 1.11(a).

      (a) All dividends, interest, gains and distributions of any nature earned in respect of Fund Shares in which the Account is treated as investing shall be credited to the Account as though reinvested in additional shares of that Fidelity Fund.

      (b) Expenses attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is made.

ARTICLE 7. RIGHT TO BENEFITS.

7.01 NORMAL OR EARLY RETIREMENT. If provided by the Employer in Section 1.07(d), each Participant who attains his Normal Retirement Age or Early Retirement Age will have a nonforfeitable interest in his Account in accordance with the vesting schedule elected in Section 1.07. If a Participant retires on or after attainment of Normal or Early Retirement Age, such retirement is referred to as a normal retirement. On or after his normal retirement, the balance of the Participant's Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06, will be distributed to him in accordance with Article 8.

         If provided by the Employer in Section 1.06, a Participant who separates from service before satisfying the age requirements for early retirement, but has satisfied the service requirement will be entitled to the distribution of his Account, subject to the provisions of Section 7.06, in accordance with Article 8, upon satisfaction of such age requirement.



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7.02 DEATH. If a Participant dies before the distribution of his Account has commenced, or before such distribution has been completed, his Account shall become vested in accordance with the vesting schedule elected in Section 1.07 and his designated Beneficiary or Beneficiaries will be entitled to receive the balance or remaining balance of his Account, plus any amounts thereafter credited to his Account, subject to the provisions of Section 7.06. Distribution to the Beneficiary or Beneficiaries will be made in accordance with Article 8.

         A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrator on a form designated by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form.

         A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid to the deceased Beneficiary's estate.

7.03 OTHER TERMINATION OR EMPLOYMENT. If provided by the Employer in Section 1.06, if a Participant terminates his employment for any reason other than death or normal retirement, he will be entitled to a termination benefit equal to (i) the vested percentage(s) of the value of the Matching Contributions to his Account, as adjusted for income, expense, gain, or loss, such percentage(s) determined in accordance with the vesting schedule(s) selected by the Employer in Section 1.07, and (ii) the value of the Deferral Contributions to his Account as adjusted for income, expense, gain or loss. The amount payable under this
Section 7.03 will be subject to the provisions of Section 7.06 and will be distributed in accordance with Article 8.

7.04 SEPARATE ACCOUNT. If a distribution from a Participant's Account has been made to him at a time when he has a nonforfeitable right to less than 100 percent of his Account, the vesting schedule in Section 1.07 will thereafter apply only to amounts in his Account attributable to Matching Contributions allocated after such distribution. The balance of his Account immediately after such distribution will be transferred to a separate account which will be maintained for the purpose of determining his interest therein according to the following provisions.

         At any relevant time prior to a forfeiture of any portion thereof under
Section 7.05, a Participant's nonforfeitable interest in his Account held in a separate account



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described in the preceding paragraph will be equal to P (AB + (RxD)) - (RxD), where P is the nonforfeitable percentage at the relevant time determined under
Section 7.05; AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. Following a forfeiture of any portion of such separate account under Section
7.05 below, any balance in the Participant's separate account will remain fully vested and nonforfeitable.

7.05 FORFEITURES. If a Participant terminates his employment, any portion of his Account (including any amounts credited after his termination of employment) not payable to him under Section 7.03 will be forfeited by him. For purposes of this paragraph, if the value of a Participant's vested account balance is zero, the Participant shall be deemed to have received a distribution of his vested interest immediately following termination of employment. Such forfeitures will be applied to reduce the contributions of the Employer under the Plan (or administrative expenses of the Plan).

7.06 ADJUSTMENT FOR INVESTMENT EXPERIENCE. If any distribution under this
Article 7 is not made in a single payment, the amount remaining in the Account after the distribution will be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is treated as invested and any expenses properly charged under the Plan and Trust to such amounts.

7.07 HARDSHIP WITHDRAWALS. Subject to the provisions of Article 8, a Participant shall not be permitted to withdraw his Account (and earnings thereon) prior to retirement or termination of employment, except if permitted under Section 1.09, a Participant may apply to the Administrator to withdraw some or all of his Account if such withdrawal is made on account of a hardship as determined by the Employer.

ARTICLE 8. DISTRIBUTION OF BENEFITS PAYABLE AFTER TERMINATION OF SERVICE.

8.01 DISTRIBUTION OF BENEFITS TO PARTICIPANTS AND BENEFICIARIES.

      (a) Distributions under the Plan to a Participant or to the Beneficiary of the Participant shall be made in a lump sum in cash or, if elected by the Employer in Section 1.10 and specified in the Participant's deferral election, under a systematic withdrawal plan (installment(s)) not exceeding 10 years upon retirement, death or other termination of employment.

      (b) Distributions under a systematic withdrawal plan must be made in substantially equal annual, or more frequent, installments, in cash, over a period certain which does not extend 10 years. The period certain specified in a Participant's first deferral election specifying distribution under a systematic withdrawal plan shall apply to all subsequent elections of distributions under a systematic withdrawal plan made by the Participant.



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8.02 DETERMINATION OF METHOD OF DISTRIBUTION. The Participant will determine the method of distribution of benefits to himself and the method of distribution to his Beneficiary. Such determination will be made at the time the Participant makes a deferral election. If the Participant does not determine the method of distribution to him or his Beneficiary, the method shall be a lump sum.

8.03 NOTICE TO TRUSTEE. The Administrator will notify the Trustee in writing whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. The Administrator's notice shall indicate the form, amount and frequency of benefits that such Participant or Beneficiary shall receive.

8.04 TIME OF DISTRIBUTION. In no event will distribution to a Participant be made later than the date specified by the Participant in his salary reduction agreement.

ARTICLE 9. AMENDMENT AND TERMINATION.

9.01 AMENDMENT BY EMPLOYER. The Employer reserves the authority to amend the Plan by filing with the Trustee an amended Adoption Agreement, executed by the Employer only, on which said Employer has indicated a change or changes in provisions previously elected by it. Such changes are to be effective on the effective date of such amended Adoption Agreement. Any such change notwithstanding, no Participant's Account shall be reduced by such change below the amount to which the Participant would have been entitled if he had voluntarily left the employ of the Employer immediately prior to the date of the change. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy the Code or ERISA. The Employer's board of directors or other individual specified in the resolution adopting this Plan shall act on behalf of the Employer for purposes of this Section 9.01.

9.02 RETROACTIVE AMENDMENTS. An amendment made by the Employer in accordance with Section 9.01 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan and Trust to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Employer shall be subject to the provisions of Section 9.01.

9.03 TERMINATION. The Employer has adopted the Plan with the intention and expectation that contributions will be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without any liability hereunder for any such discontinuance or termination.

9.04 DISTRIBUTION UPON TERMINATION OF THE PLAN. Upon termination of the Plan, no further Deferral Contributions or Matching Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan.



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ARTICLE 10. MISCELLANEOUS.

10.01. COMMUNICATION TO PARTICIPANTS. The Plan will be communicated to all Participants by the Employer promptly after the Plan is adopted.

10.02. LIMITATION OF RIGHTS. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

10.03. NONALIENABILITY OF BENEFITS. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

10.04. FACILITY OF PAYMENT. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefor, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

10.05. INFORMATION BETWEEN EMPLOYER AND TRUSTEE. The Employer agrees to furnish the Trustee, and the Trustee agrees to furnish the Employer, with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.

10.06. NOTICES. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, first-class postage prepaid and registered or certified.

       (a) If to the Employer or Administrator, to it at the address set forth in the Adoption Agreement, to the attention of the person specified to receive notice in the Adoption Agreement;

       (b) If to the Trustee, to it at the address set forth in the Trust Agreement;



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

or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor's then effective notice address.

10.07. GOVERNING LAW. The Plan and the accompanying Adoption Agreement will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.

ARTICLE 11. PLAN ADMINISTRATION.

11.01 POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

      (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

      (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

      (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

      (d) To administer the claims and review procedures specified in Section 11.03;

      (e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

      (f) To determine the person or persons to whom such benefits will be paid;

      (g)  To authorize the payment of benefits;

      (h) To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

      (i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

      (j) By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan;



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

11.02 NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

11.03 CLAIMS AND REVIEW PROCEDURES.

      (a) Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and
           (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

      (b) Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

11.04 COSTS OF ADMINISTRATION. Unless some or all costs and expenses are paid by the Employer, all reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust will be paid first from the forfeitures (if any) resulting under Section 7.05, then from the remaining Trust Fund. All such costs and expenses paid from the Trust Fund will, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants on a prorata basis or in such other reasonable manner as may be directed by the Employer.


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